First Quarter Fiscal Year 2020 January 29, 2020 Investor Relations

This presentation is intended exclusively for investors. It is not intended for use in Sales or Marketing. Forward-Looking Statements Except for historical information, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, operating expenses, tax rate, cash flows, earnings growth or other financial results; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; risks associated with integrating recent acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; recent and potential future tariffs or a global trade war and the company’s ability to receive and maintain exclusions therefrom; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s proton solutions business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges related to entering into new business lines; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise. Reconciliations to GAAP financials can be found in our earnings press release at www.varian.com/investors and the appendix to this presentation. Varian has not filed its Form 10-Q for the year ended January 3, 2020. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, completion of purchase accounting, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-Q. Medical Advice Disclaimer Varian as a medical device manufacturer cannot and does not recommend specific treatment approaches. Individual treatment results may vary. 2

Agenda Q1 FY 2020 earnings 1. First Quarter Results 2. Total Company Performance 3. Segment Performance 4. FY 2020 Guidance 5. Appendix VARIAN CONFIDENTIAL/ PROPRIETARY: DISCLOSED SOLELY FOR IMMEDIATE RECIPIENT ONLY

Q1 FY 2020 key financial metrics $M Q1 Y/Y Oncology Orders1 $774 8% • Core business driven by a continuous innovation cycle, while acquisitions delivering Revenues $829 12% on growth expectations Oncology $782 11% Proton Solutions $28 (28%) Other $19 n/a • Q1 Non-GAAP operating earnings grew 13% GAAP Operating Earnings $110 (1%) Y/Y, faster than revenue growth % of Revenues 13.3% Non-GAAP Operating Earnings $135 13% % of Revenues 16.2% • Strong momentum entering the fiscal year; our strategy is delivering value to patients, GAAP EPS $0.96 (14%) clinicians and our shareholders Non-GAAP EPS $1.16 10% Cash Flows from Operations $113 (20%) Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders, all growth rates are in dollars and year on year, and 4 basis points (bps) are rounded to the nearest tens. (1) +9% orders growth in constant currency within the quarter.

Long-term growth and value creation strategy Focusing on these Strategic enablers will deliver core business growth, global expansion and new opportunities Innovate in radiation therapy Leverage artificial intelligence, machine learning and Global Leader cloud solutions Global Leader in in Radiation Multidisciplinary Therapy Cancer Care Grow emerging geographies, businesses and Solutions technologies Improve operational, financial, and capital efficiency 5

Executing on long-term growth strategy

Innovate
in Radiation Therapy

KEY METRICS

- Global market leader
  >50% share in RT market growing +9%[1]
- +8% Oncology orders growth (9% cc)
  in the quarter; TTM growth of +8% (9% cc)
- 3 Ethos units ordered in Q1
- R&D up +10%
  Maintaining commitment to innovation
- Net installed base +4% (+363 units)
  Total installed base of 8,561 units

KEY ACCOMPLISHMENTS

- Signed agreement with Massachusetts General Hospital for 7 radiotherapy systems
  5 to replace non-Varian systems, 1 to replace an existing Varian system, and 1 in a new vault

Leverage
Artificial Intelligence, Machine Learning, and Cloud Solutions

KEY METRICS

- Software revenues grew +13%
  in Q1
- Unique software customers grew +8%
  in Q1; ~5,600 software customers
- RapidPlan orders grew double-digits
  in Q1; >2,600 orders to date and installed >1,600 licenses at ~700 customer locations

ETHOS™ THERAPY



Grow
Emerging Geographies, Businesses and Technologies

KEY METRICS

- Interventional oncology revenues of $19 million in Q1
  which represents sales for our cryoablation, embolic microspheres, and microwave ablation portfolio

KEY ACCOMPLISHMENTS

- Established a direct sales and service operation in the Republic of Kenya to better serve the growing cancer population in the country and the East Africa region



Improve Financial, Operational, and Capital Efficiency

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Note: Unless noted otherwise, all 'Orders' reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.
(1) Based on company estimates, industry reports and data as of reporting period ending in September 2019.

Varian linac net installed base Installed base growth Varian strengthened its global leadership in radiation therapy 8,561 • Net installed base grew +4% or 363 units, driving future recurring software and services revenues +363 • All three geographies grew respective installed (+4%) base in the quarter 8,198 Q1 FY19 Q1 FY20 7 Note: Net installed base is representative of total installed base net of replacements in the period.

Key wins Americas EMEA APAC Massachusetts General Hospital Brazil India – Tata Trusts Russia – Skolkovo 7 radiotherapy systems 8 Halcyon 2 TrueBeam 2 TrueBeam and 2 VitalBeam China Japan – 5 Halcyon Sagamihara Kyodo 1 Halcyon OSF Saint Francis Medical Center Israel 2 TrueBeam 1 Ethos Singapore – Australia – National Cancer Center Icon Group 7 TrueBeam and 1 Ethos 6 Identity Sylvester Comprehensive Colombia France – Tivoli Spain – CESCAM CancerVARIAN Center CONFIDENTIAL2 Halcyon – INTERNAL and USE1 VitalBeam ONLY 2 Halcyon and 5 TrueBeam 1 Halcyon and 1 Edge 1 Edge

Total Company Performance

Total company results (GAAP) Key P&L financial metrics VARIAN • Revenues grew double digits in the quarter driven $M Q1 FY20 Y/Y TTM Y/Y by strength across our portfolio; organic revenues Gross Orders $819 13% $3,666 14% grew 8% Revenues $829 12% $3,313 11% • R&D spend in the quarter driven by investments in Product $421 5% $1,805 12% software, FLASH and other strategic innovation Services $408 20% $1,508 10% programs Gross Margin $367 16% $1,421 10% • SG&A growth in the quarter driven by recent % of Revenues 44.2% 160 bps 42.9% (30 bps) acquisitions, including the investment in building R&D $67 10% $254 6% sales and operating infrastructure % of Revenues 8.1% (10 bps) 7.7% (30 bps) • Reconciliation between GAAP and non-GAAP SG&A $190 32% $782 26% financials can be found in our appendix % of Revenues 22.9% 350 bps 23.6% 280 bps Operating Earnings $110 (1%) $385 (10%) % of Revenues 13.3% (180 bps) 11.6% (270 bps) Diluted EPS ($)1 $0.96 (14%) $3.02 (24%) Installed Base (Linac) 8,561 4% Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens. (1) TTM EPS is defined as the sum of last four quarters’ reported EPS. 10

Total company results (non-GAAP)

Key P&L financial metrics

VARIAN

$M	Q1 FY20	Y/Y	TTM	Y/Y
Gross Orders	$819	13%	$3,666	14%
Revenues	$829	12%	$3,313	11%
Product	$421	5%	$1,805	12%
Services	$408	20%	$1,508	10%
Gross Margin[1]	$369	16%	$1,442	11%
% of Revenues	44.5%	160 bps	43.5%	10 bps
R&D	$67	10%	$254	6%
% of Revenues	8.1%	(10 bps)	7.7%	(30 bps)
SG&A[2]	$167	21%	$631	15%
% of Revenues	20.2%	160 bps	19.0%	60 bps
Operating Earnings	$135	13%	$557	10%
% of Revenues	16.2%	20 bps	16.8%	(10 bps)
Diluted EPS ($)[3]	$1.16	10%	$4.74	7%
Installed Base (Linac)	8,561	4%		

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.

(1) Excludes the portion of amortization of intangible assets and inventory step-up recorded in cost of revenues. Refer to the non-GAAP reconciliation in the appendix.

(2) Excludes amortization of intangible assets, acquisition-related expenses, impairment charges, litigation charge and legal costs, and other. Refer to the non-GAAP reconciliation in the appendix.

(3) TTM EPS is defined as the sum of last four quarters' reported EPS.

- Revenues grew double digits in the quarter driven by strength across our portfolio; organic revenues grew 8%
- Gross Margin rate up in the quarter driven by favorable product and geographic mix, acquisitions and certain tariff exclusions offset by proton costs
- R&D spend in the quarter driven by investments in software, FLASH and other strategic innovation programs
- SG&A growth in the quarter driven by recent acquisitions, including the investment in building sales and operating infrastructure
- Non-GAAP EPS up 10% in the quarter

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Total company results Key balance sheet and cash flow metrics Cash & Cash Equivalents ($M) Total Debt ($M) +17% Y/Y +$544M Y/Y $800 $600 • Cash & Cash Equivalents of $722 million; majority $500 outside the U.S. $700 $400 $600 $300 • Total Debt of $544 million, up $132 million quarter- $200 over-quarter to fund domestic operations in the short $500 term $100 $- $400 • Cash Flow from Operations of $113 million, down 20% Q1 Q2 Q3 Q4 Q1 Q1 Q2 Q3 Q4 Q1 FY19 FY19 FY19 FY19 FY20 FY19 FY19 FY19 FY19 FY20 due to investment in working capital to support growth • Oncology DSO was flat year over year Cash Flow from Operations ($M) Oncology DSO (Days) -20% Y/Y Flat Y/Y $200 120 $150 110 $100 100 $50 90 $0 -$50 80 Q1 Q2 Q3 Q4 Q1 Q1 Q2 Q3 Q4 Q1 FY19 FY19 FY19 FY19 FY20 FY19 FY19 FY19 FY19 FY20 12

Capital allocation priorities Q1 update Long-term value creation strategy that includes balancing growth, profitability and liquidity Organic R&D and Capital • Innovations in FLASH technology, software capability, and infrastructure Investments Inorganic • Investing to build out sales and distribution capacity to drive growth in Interventional Solutions business Mergers & • Investing in the build out of tech-enabled services from CTSI that will drive mature market productivity and Acquisitions emerging market adoption Maintain Financial • Maintaining financial flexibility to take advantage of strategic opportunities Flexibility Returning cash to shareholders over time Share • Used $46 million to repurchase ~333,000 shares in Q1 Repurchase • As of the end of the quarter, 1.9M shares remaining under our existing repurchase authorization 13

Segment Performance

Oncology Systems segment (GAAP) Key financial metrics VARIAN • Gross Orders in the quarter and over the trailing $M Q1 FY20 Y/Y TTM Y/Y twelve months, up 8% in dollars and up 9% in Gross Orders $774 8% $3,455 8% constant currency Revenues $782 11% $3,142 11% • Revenues grew double digits driven by strength Product $382 4% $1,658 14% across our portfolio including recent acquisitions Services $400 19% $1,484 9% Gross Margin $353 14% $1,393 10% • Gross Margin rate up in the quarter driven by favorable product/geo mix, acquisitions and certain % of Revenues 45.1% 100 bps 44.3% (40 bps) tariff exclusions Operating Earnings1 $136 10% $568 5% % of Revenues 17.4% (20 bps) 18.1% (100 bps) Installed Base (Linac) 8,561 4% Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders and all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens. (1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as acquisition and integration-related expenses or benefits, impairment charges, significant litigation charges or benefits and legal costs. 15

Oncology Systems gross orders by geography



AMERICAS

↑ +7% Q1 Y/Y[1]
(+7% cc)

↑ +6% TTM Y/Y[1]
(+6% cc)

(1) In North America, Q1 orders growth of +4% and TTM orders growth of +6%

EMEA

↑ +8% Q1 Y/Y
(+11% cc)

↑ +11% TTM Y/Y
(+14% cc)

APAC

↑ +9% Q1 Y/Y
(+9% cc)

↑ +6% TTM Y/Y
(+7% cc)

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Proton Solutions segment (GAAP)

Key financial metrics

VARIAN

$M	Q1 FY20	Y/Y	TTM	Y/Y
Gross Orders	$26	399%	$173	935%
Revenues	$28	(28%)	$133	(16%)
Product	$20	(40%)	$109	(25%)
Services	$8	54%	$24	85%
Gross Margin	($0)	(100%)	$11	(54%)
% of Revenues	(0.1%)	(1,700 bps)	8.4%	(710 bps)
Operating Earnings[1]	($14)	(61%)	($103)	(127%)
% of Revenues	(51.7%)	(2,870 bps)	(77.2%)	(4,870 bps)

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders and all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.

(1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as acquisition and integration-related expenses or benefits, impairment charges, significant litigation charges or benefits and legal costs.

- Gross Orders growth driven by 1 order in the quarter
- Product Revenues decline driven by project mix
- Services Revenues driven by incremental rooms coming off warranty
- Gross Margin in the quarter driven by revenue mix including higher contribution from services, offset by updated project costs
- Completed clinical handovers for 1 room representing an important future recurring revenue stream
  - 38 operational rooms of 78 total rooms
  - 11 operational sites with 15 more sites in progress globally

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ProBeam proton therapy system sites 26 78 ProBeam Total Sites Rooms 11 38 Operational Operational Operational Centers Centers Under Development Sites Rooms1 (1) Number of Operational Rooms may not sum up to the total number on the map due to some sites having rooms which are under development. 18

Other segment (GAAP) Key financial metrics VARIAN • Revenues from Interventional Oncology business $M Q1 FY20 Y/Y TTM Y/Y represent sales for cryoablation, embolic Gross Orders $19 n/a $38 n/a microspheres, and microwave ablation portfolio Revenues $19 n/a $38 n/a − Solid performance in China Product $19 n/a $38 n/a Services $0 n/a $0 n/a Gross Margin $14 n/a $17 n/a % of Revenues 72.8% n/a 44.2% n/a Operating Earnings1 $3 n/a ($23) n/a % of Revenues 15.0% n/a (59.9%) n/a Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders and all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens. (1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as acquisition and integration-related expenses or benefits, impairment charges, significant litigation charges or benefits and legal costs. 19

FY 2020 Guidance

Varian consolidated Guidance for fiscal year 2020 VARIAN • Guidance considers projected market growth and FY18 FY19 FY20 $M Actual Actual Guidance continued momentum of Varian’s portfolio Revenues $2,919 $3,225 $3.515 to $3,612 • Guidance Assumptions Y/Y % 11% 10% 9% to 12% − Non-GAAP effective tax rate of 22.5% to 23.5% Organic Y/Y %1 7% to 9% − Weighted average diluted share count of 92 million Non-GAAP Operating Earnings as a 17.6% 16.8% 17.5% to 18.5% percentage of Revenues − Currency rates as of the beginning of fiscal year 2020 Non-GAAP net earnings per share- − Includes expected net impact of all tariffs currently in $4.42 $4.63 $5.30 to $5.45 diluted ($)2 effect − Includes acquisitions announced to date Cash Flow From Operations $455 $372 $450 to $500 (1) Organic growth excludes the year over year impact of foreign exchange and revenue growth from our CTSI and Interventional Solutions businesses and adjusted for the impact of foreign exchange. (2) These values are presented on a non-GAAP basis. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to potential significant variability and limited visibility of the excluded items. 21

In summary, we are… Global leader in radiation therapy Growing our net installed base driving future recurring …Driving software and services revenues toward our vision Expanding into high growth, high margin businesses of a world without fear of cancer Winning in emerging markets with our strong value-based portfolio FOR INVESTOR USE ONLY 22

Appendix

Non-GAAP disclosure Discussion of Non-GAAP Financial Measures This presentation includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: organic revenue growth, non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define organic revenue growth as revenue growth less the impact of revenue growth from our CTSI and Interventional Solutions businesses and adjusted for the impact of foreign exchange. We define non-GAAP operating earnings as operating earnings excluding amortization of intangible assets, amortization of inventory step-up, acquisition and integration-related expenses or benefits and in-process research and development, impairment charges, significant litigation charges or benefits and legal costs. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non- GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operations of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for gain and losses on equity investments, and significant non-recurring tax expense or benefit, which are only excluded from non-GAAP net earnings: Amortization of intangible assets and amortization of inventory step-up: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets, the step-up of inventory values, and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets and amortization of inventory step-up allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies. Acquisition and integration-related expenses and in-process research and development: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gains or expenses on settlement of pre-existing relationships, integration costs, breakup fees, write-off of in-process research and development, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operations of our on-going business. Impairment charges: We incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results. Gains and losses on equity investments: We may incur gains and losses from the sale of our equity investments in privately-held companies. We do not trade equity investments, and we do not plan on these investments for the funding of ongoing operations. We exclude such gains and losses because we do not believe they are reflective of our core business. Significant non-recurring tax expense or benefit: We may incur a significant tax expense or benefit as a result of tax legislation and/or a change in judgment about the need for a valuation allowance that are generally unrelated to the level of business activity in the period in which these tax effects are reported. We exclude such expenses or benefits from our non-GAAP net earnings because we believe they do not accurately reflect the underlying performance of our continuing business operations. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment. 24

GAAP to non-GAAP reconciliation

THE FOLLOWING TABLE RECONCILES GAAP AND NON-GAAP FINANCIAL MEASURES

Dollars and shares in millions, except per share amounts	1Q FY19	2Q FY19	3Q FY19	4Q FY19	1Q FY20
Non-GAAP adjustments					
Amortization of intangible assets and inventory step-up (1)	$4.2	$6.1	$6.8	$20.0	$9.8
Acquisition-related expenses and in-process R&D (2)	2.4	2.2	31.2	27.0	12.7
Impairment charges (3)	—	—	50.6	—	—
Litigation charge and legal costs	0.9	0.8	1.0	1.2	2.1
Other	—	—	0.8	0.2	—
Total non-GAAP adjustments to operating earnings	7.5	9.1	90.4	48.4	24.6
(Gains) losses on equity investments (4)	(22.0)	0.2	(2.0)	—	(1.4)
Tax effects of non-GAAP adjustments	3.8	(1.7)	(2.5)	(6.2)	(3.2)
Significant effects of tax legislation (5)	2.3	—	5.5	(1.5)	(1.6)
Changes in deferred tax related to an acquisition (6)	2.5	—	—	—	—
Total net earnings impact from non-GAAP adjustments	$(5.9)	$7.6	$91.4	$40.7	$18.4
Operating earnings reconciliation					
GAAP operating earnings	$111.7	$109.8	$53.9	$110.8	$110.0
Total operating earnings impact from non-GAAP adjustments	7.5	9.1	90.4	48.4	24.6
Non-GAAP operating earnings	$119.2	$118.9	$144.3	$159.2	$134.6
Net earnings and net earnings per diluted share reconciliation					
GAAP net earnings from attributable to Varian	$103.2	$88.6	$29.4	$70.7	$88.2
Total net earnings (loss) impact from non-GAAP adjustments	(5.9)	7.6	91.4	40.7	18.4
Non-GAAP net earnings attributable to Varian	$97.3	$96.2	$120.8	$111.4	$106.6
GAAP net earnings per share - diluted	$1.12	$0.96	$0.32	$0.77	$0.96
Non-GAAP net earnings per share - diluted	$1.06	$1.05	$1.32	$1.21	$1.16
Shares used in computing GAAP and non-GAAP net earnings per diluted share	92.0	91.9	91.8	91.7	91.7

1. Includes $1.9 million, $2.9 million, $3.2 million, $12.3 million, and $2.2 million, respectively in cost of revenues for the periods presented.
2. Includes a $20.8 million charge associated with the write-off of in-process research and development acquired in the CyberHeart acquisition in the third quarter of fiscal year 2019. Includes an $18.6 million change in the fair value of contingent consideration in the fourth quarter of fiscal year 2019. Includes an $8.8 million change in the fair value of contingent consideration in the first quarter of fiscal year 2020.
3. Includes a $50.5 million goodwill impairment charge related to our Proton Solutions business in the third quarter of fiscal year 2019.
4. Primarily includes a $22.0 million gain on the sale of our investment in Augmenix in the first quarter of fiscal year 2019.
5. Represents the tax effect of a change in law related to the U.S. Tax Cuts and Jobs Act.
6. Represents the charge to income tax expense due to the increase of a valuation allowance as a result of an acquisition.

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Organic revenue growth reconciliation Impact Impact from $M 1Q FY19 1Q FY20 Percent Change Organic Growth from Acquisitions Foreign Exchange Total Revenues $741.0 $828.9 12% (5) % 1% 8% 26

Total revenues by sales classification $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 Product revenues $400.2 $430.5 $461.3 $492.1 $421.0 Y/Y 9% 9% 26% 10% 5 % Service revenues $340.8 $348.9 $364.5 $386.8 $407.9 Y/Y 9% 4% 6% 9% 20 % Total revenues $741.0 $779.4 $825.8 $878.9 $828.9 Y/Y 9% 7% 16% 10% 12 % Y/Y – CC 10% 10% 19% 11% 13 % Product revenues as a percentage of total revenues 54% 55% 56% 56% 51 % Service revenues as a percentage of total revenues 46% 45% 44% 44% 49 % CC – Constant currency 27

Total revenues by product type $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 1Q Y/Y Hardware $347.2 $367.0 $387.9 $430.2 $359.0 3 % Oncology Systems $313.6 $339.1 $361.7 $379.2 $320.0 2 % Proton Solutions $33.6 $27.9 $24.2 $33.6 $20.1 (40)% Other — — $2.0 $17.4 $18.9 n/a Software1 $131.2 $144.2 $155.7 $145.9 $148.8 13 % Oncology Systems $131.2 $144.2 $154.4 $144.2 $148.8 13 % Proton Solutions — — $1.3 $1.7 $0.0 n/a Service $262.6 $268.2 $282.2 $302.8 $321.1 22 % Oncology Systems $257.7 $263.5 $276.8 $296.2 $313.6 22 % Proton Solutions $4.9 $4.7 $5.4 $6.6 $7.5 54 % Total revenues $741.0 $779.4 $825.8 $878.9 $828.9 12 % Y/Y - CC 11% 13 % Hardware as a percentage of total revenues 47% 47% 47% 49% 43 % Software as a percentage of total revenues 18% 19% 19% 17% 18 % Service as a percentage of total revenues 35% 34% 34% 34% 39% (1) Includes software support agreements that are recorded in revenues from service, and software licenses that are recorded in revenues from product, in the Condensed Consolidated Statements of Earnings. CC – Constant currency 28

Total revenues by region $M 1Q FY19 2Q FY19 3Q FY19 4QFY19 1Q FY20 Americas revenues $350.4 $371.3 $401.2 $404.5 $402.2 Y/Y (2)% 9% 17% 2% 15 % Y/Y – CC (2)% 10% 17% 2% 15 % EMEA revenues $251.0 $261.5 $271.3 $289.6 $272.9 Y/Y 30% 3% 18% 9% 9 % Y/Y – CC 33% 10% 24% 12% 11 % APAC revenues $139.6 $146.6 $153.3 $184.8 $153.8 Y/Y 8% 8% 12% 34% 10 % Y/Y – CC 10% 11% 15% 34% 10 % Total revenues $741.0 $779.4 $825.8 $878.9 $828.9 Y/Y 9% 7% 16% 10% 12 % Y/Y – CC 10% 10% 19% 11% 13 % CC – Constant currency 29

Total Oncology Systems revenues by sales classification $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 Product revenues $366.6 $402.6 $433.8 $439.4 $382.0 Y/Y 8% 11% 33% 9% 4 % Y/Y – CC 9% 14% 36% 10% 5 % Service revenues $335.9 $344.2 $359.1 $380.2 $400.4 Y/Y 8% 3% 6% 8% 19 % Y/Y – CC 9% 6% 8% 8% 20 % Total revenues $702.5 $746.8 $792.9 $819.6 $782.4 Y/Y 8% 7% 19% 8% 11 % Y/Y – CC 9% 10% 22% 9% 12 % Product as a percentage of total Oncology Systems revenues 52% 54% 55% 54% 49 % Service as a percentage of total Oncology Systems revenues 48% 46% 45% 46% 51 % Oncology Systems revenues as a percentage of total revenues 95% 96% 96% 93% 95 % CC – Constant currency 30

Total Oncology Systems revenues by region $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 Americas revenues $330.8 $357.1 $385.6 $377.8 $378.9 Y/Y (2)% 11% 19% 2% 15 % Y/Y – CC (2)% 12% 20% 2% 15 % EMEA revenues $234.5 $245.3 $256.4 $264.7 $259.8 Y/Y 28% 2% 23% 6% 11 % Y/Y – CC 31% 9% 30% 9% 13 % APAC revenues $137.2 $144.4 $150.9 $177.1 $143.7 Y/Y 7% 7% 11% 30% 5 % Y/Y – CC 8% 9% 14% 30% 4 % Total revenues $702.5 $746.8 $792.9 $819.6 $782.4 Y/Y 8% 7% 19% 8% 11 % Y/Y – CC 9% 10% 22% 9% 12 % CC – Constant currency 31

Total Proton Solutions revenues by sales classification $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 Product revenues $33.6 $27.9 $25.5 $35.3 $20.1 Y/Y 23% (7)% (33)% (19)% (40)% Service revenues $4.9 $4.7 $5.4 $6.6 $7.5 Y/Y 172% 151% 44% 157% 54 % Total revenues $38.5 $32.6 $30.9 $41.9 $27.6 Y/Y 32% 2% (26)% (9)% (28)% Proton Solutions revenues as a percentage of total revenues 5% 4% 4% 7% 3% 32

Oncology Systems gross orders by region $M 1Q FY19 2Q FY19 3Q FY19 4Q FY19 1Q FY20 Americas orders $335.9 $366.1 $357.4 $559.0 $359.5 Y/Y 12% 7% (1)% 11% 7 % Y/Y – CC 12% 8% (1)% 11% 7 % EMEA orders $218.3 $233.3 $281.1 $395.9 $236.7 Y/Y 15% 17% 8% 10% 8 % Y/Y – CC 17% 25% 13% 12% 11 % APAC orders $162.3 $166.8 $139.8 $181.7 $177.6 Y/Y 25% 35% (1)% (9)% 9 % Y/Y – CC 26% 38% 1% (9)% 9 % Total orders $716.5 $766.2 $778.3 $1,136.6 $773.8 Y/Y 16% 15% 2% 7% 8 % Y/Y – CC 17% 18% 4% 7% 9 % CC – Constant currency 33

Condensed consolidated statements of cash flows

$M	1Q FY19	2Q FY19	3Q FY19	4Q FY19	1Q FY20
Net cash provided by (used in) Operating Activities	$140.9	$(13.4)	$126.5	$117.8	$112.6
Net earnings	103.9	88.4	29.5	70.4	88.9
Share-based compensation expense	10.5	12.5	12.2	12.7	14.9
Depreciation	12.8	13.0	12.9	15.1	15.0
Amortization of intangible assets and inventory step-up	4.7	6.7	7.3	20.5	10.2
Changes in assets and liabilities, net	27.3	(142.2)	(7.7)	(30.1)	(26.5)
Other, net	(18.3)	8.2	72.3	29.2	10.1
Net cash used in investing activities	$(13.1)	$(21.5)	$(489.1)	$(108.0)	$(15.1)
Purchases of property, plant and equipment	(14.0)	(11.2)	(18.5)	(14.3)	(22.6)
Acquisitions, net of cash acquired	(25.0)	—	(460.6)	(90.6)	(1.7)
Other, net	25.9	(10.3)	(10.0)	(3.1)	9.2
Net cash (used in) provided by financing activities	$(17.2)	$(39.7)	$350.9	$(14.8)	$103.4
Repurchases of common stock	(34.8)	(50.8)	(48.6)	(32.5)	(43.8)
Common stock to employees	22.0	16.6	17.1	7.7	19.7
Borrowings on credit facility, net	—	—	400.0	10.0	132.0
Other, net	(4.4)	(5.5)	(17.6)	—	(4.5)
Effects of exchange rate changes on cash	$1.7	$4.8	$(4.3)	$6.2	$(2.8)
Net increase (decrease) in cash, cash equivalents, and restricted cash	$112.3	$(69.8)	$(16.0)	$1.2	$198.1
Cash, cash equivalents, and restricted cash at beginning of period	$516.4	$628.7	$558.9	$542.9	$544.1
Cash, cash equivalents, and restricted cash at end of period	$628.7	$558.9	$542.9	$544.1	$742.2

varian

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Our promise People powering victories Imagine a world without fear of cancer. We do, every day. We innovate new technologies for treating cancer and for connecting clinical teams to advance patient outcomes. Through ingenuity we inspire new victories and empower people in the fight against cancer. We are Varian. 35